UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2016

XIANGTIAN (USA) AIR POWER CO., LTD.
(Name of Small Business Issuer in its Charter)

Delaware	87-0640467
(State or Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

No. 6 Longda Road Yanjiao Development Zone
Sanhe City, Hebei Province, China 065201
(Address of principal executive offices)

001 240-252-1578
(Telephone Number of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01   Entry into a Material Definitive Agreement.

As described under Item 3.03 below, pursuant to the terms and conditions of an agreement and plan of merger, dated as of July 27, 2016, (the “Merger Agreement”) entered into by Xiangtian (USA) Air Power Co., Ltd., a Delaware corporation (“Xiangtian Delaware” or the “Company”) and its wholly-owned subsidiary, Xiangtian (USA) Air Power Co., Ltd., a Nevada corporation (“Xiangtian Nevada” or the “Registrant”), Xiangtian Delaware would be merged with and into Xiangtian Nevada, with Xiangtian Nevada surviving the merger (the “Reincorporation”). The Merger Agreement is attached hereto as Exhibit 2.1. As a result of the Reincorporation, the Registrant will become a Nevada corporation.

The Reincorporation was approved by unanimous consent of the board of directors of the Company and the shareholders holding a majority of the Company’s issued and outstanding common stock on July 27, 2016. A definitive information statement was distributed to the remaining shareholders of the Company on August 1, 2016.

Item 3.03   Material Modification to Rights of Security Holders.

The Reincorporation will be consummated on approximately August 22, 2016. As a result of the Reincorporation, the Registrant will be a Nevada corporation.

Upon the effectiveness of the Reincorporation:

•

the affairs of the Company will cease to be governed by Delaware corporation laws, the Company’s existing Certificate of Incorporation and Bylaws, and the affairs of the Registrant will become subject to Nevada corporation laws, Articles of Incorporation of Xiangtian Nevada (the “Nevada Certificate of Incorporation”) and the Bylaws of Xiangtian Nevada (the “Nevada Bylaws”);

•

the resulting Nevada corporation will (i) be deemed to be the same entity as Xiangtian Delaware for all purposes under the laws of Nevada, (ii) continue to have all of the rights, privileges and powers of Xiangtian Delaware, (iii) continue to possess all properties of Xiangtian Delaware, (iv) continue to have all of the debts, liabilities and obligations of Xiangtian Delaware and (v) continue to have the same name as Xiangtian Delaware;

•

each outstanding share of Xiangtian Delaware’s common stock will continue to be an outstanding share of Xiangtian Nevada’s common stock, and each outstanding option, warrant or other right to acquire shares of Xiangtian Delaware’s common stock will continue to be an outstanding option, warrant or other right to acquire shares of Xiangtian Nevada’s common stock;

•

each employee benefit plan, incentive compensation plan or other similar plan of Xiangtian Delaware will continue to be an employee benefit plan, incentive compensation plan or other similar plan of Xiangtian Nevada; and

•

each director and officer of Xiangtian Delaware will continue to hold their respective offices with Xiangtian Nevada. The directors of Xiangtian Nevada are Zhou Jian and Zhou Deng Hua. The officers of Xiangtian Nevada are Zhou Jian, General Manager and Chairman of the Board, Zhou Deng Hua, Chief Executive Officer and Acting Chief Financing Officer, and Zhang Zhiqi, General Counsel.

The Reincorporation is not expected to affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under such material contractual arrangements will be transferred to and vested in Xiangtian Nevada after the Reincorporation. The Reincorporation itself will not result in any change in headquarters, business, jobs, management, location of any of the Company’s offices or facilities, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation) of the Company.

The foregoing description of the Merger Agreement, the Nevada Articles of Incorporation and the Nevada Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, the Nevada Articles of Incorporation and the Nevada Bylaws, copies of which are attached as Exhibits 2.1, 3.2 and 3.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

For a description of the changes in the rights of stockholders due to the Reincorporation, see the discussion under the heading “Approval to Change the Company’s State of Incorporation from Delaware to Nevada” in the Definitive Information Statement on Schedule 14C that the Company filed with the Securities and Exchange Commission on August 1, 2016.

Copies of Articles of Merger of Xiangtian Nevada, and Certificate of Merger of Xiangtian Delaware are attached hereto as Exhibits 3.4 and 3.5, respectively.

Item 9.01   Financial Statements and Exhibits. (d) Exhibits

Exhibit	Description
No.

2.1	Agreement and Plan of Merger, dated July 27, 2016
3.2	Articles of Incorporation of Xiangtian (USA) Air Power Co., Ltd., a Nevada corporation
3.3	Bylaws of Xiangtian (USA) Air Power Co., Ltd., a Nevada corporation
3.4	Articles of Merger of Xiangtian (USA) Air Power Co., Ltd., a Nevada corporation
3.5	Certificate of Merger of Xiangtian (USA) Air Power Co., Ltd., a Delaware corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xiangtian (USA) Air Power Co., Ltd.

Dated: August 2, 2016	By: _/s/Zhou Deng Hua
Name: Zhou Deng Hua
Title: Chief Executive Officer
and Acting Chief Financial Officer